                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                  FORM 8-K/A

                                CURRENT REPORT

                       UNDER SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: July 9, 1999
                       (Date of Earliest Event Reported)

                       MACE SECURITY INTERNATIONAL, INC.
            (Exact name of Registrant as Specified in its Charter)

                                   Delaware
                           (State of Incorporation)

                                    0-22810
                           (Commission File Number)

                                  03-0311630
                       (IRS Employer Identification No.)

                 160 Benmont Avenue, Bennington, Vermont 05201
                   (Address of Principal Executive Offices)

                                (802) 447-1503
                        (Registrant's Telephone Number)

ITEM 2.    ACQUISITION OF INNOVATIVE CONTROL SYSTEMS, INC.
           -----------------------------------------------

     On July 9, 1999, Mace Security International, Inc., a Delaware corporation (the "Company" or "Registrant"), acquired all of the outstanding shares of stock of Innovative Control Systems, Inc. ("ICS") pursuant to the terms of a Stock Purchase Agreement and Plan of Reorganization dated June 1, 1999 (the "Agreement"), by and between the Registrant on the one hand, and Kevin Detrick, Brian Bath, Michael Ruiz, and Francis Janoski (the "Sellers") on the other hand. Pursuant to the terms and conditions of the Agreement, the Registrant purchased all of the outstanding shares of stock of the Sellers who are in the business of the development and sale of computer application software for car wash control and management. Sellers are not affiliated with the Registrant nor with any of the Registrant's subsidiaries. The description of the acquisition transaction set forth herein is qualified in its entirety by reference to the Agreement, which is incorporated as Exhibit 2.1.

          No cash was paid to the Shareholders for the acquisition of the shares of the Company. The acquisition is to be accounted for using the "pooling of interests" method of accounting.

     At the closing, the Company issued 603,721 shares of unregistered common stock, $.01 par value in exchange for all issued and outstanding shares of the Company and assumed approximately $502,471 of outstanding indebtedness of ICS. The merger includes all of the assets and liabilities relating to the operating of ICS. The Registrant intends to continue to use the acquired assets in the business of developing and selling computer applications software. In connection with the acquisition, the Shareholders were hired by the Registrant to continue their previous responsibilities within ICS's operations.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(A)    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

       Independent Auditor's Report
       Balance Sheets as of December 31, 1998 and 1997
       Statements of Operations and Retained Earnings for the Years Ended
          December 31, 1998 and 1997
       Statements of Changes in Stockholders' Equity for the Years Ended
          December 31, 1998 and 1997
       Statements of Cash Flows for the Years Ended December 31, 1998 and 1997 Notes to Financial Statements

       Balance Sheet as of June 30, 1999 (Unaudited)
       Statement of Operations for the Six Months Ended June 30, 1999 and 1998
          (Unaudited)
       Statements of Changes in Stockholders' Equity for the Six Months Ended
          June 30, 1999 and 1998 (Unaudited)
       Statements of Cash Flows for the Six Months Ended June 30, 1999 and 1998
          (Unaudited)
       Selected Notes to Financial Statements (Unaudited)

(B)    PRO FORMA FINANCIAL INFORMATION

       Pro Forma Consolidated Statement of Operations for the Year Ended
          December 31, 1998 (Unaudited)
       Pro Forma Consolidated Statement of Operations for the Six Months Ended
          June 30, 1999 (Unaudited)
       Pro Forma Consolidated Balance Sheet as of June 30, 1999 (Unaudited)

(C)  EXHIBITS

       *2.1 The Stock Purchase Agreement And Plan Of Reorganization dated as of June 1, 1999, by and between Kevin Detrick, Brian Bath, Michael Ruiz, and Francis Janoski on the one hand, and Mace Security International, Inc. on the other hand.

       *99   Press Release dated July 19, 1999.

        23.1 Consent of Daniel P. Irwin and Associates P.C.


--------------------------------------------------------------------------------
       *  Incorporated by reference.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    September 22, 1999         MACE SECURITY INTERNATIONAL, INC.


                                    By:/s/ Gregory M. Krzemien
                                       -----------------------
                                       Gregory M. Krzemien
                                       Chief Financial Officer and Treasurer

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1998
                    AND THE SIX MONTHS ENDED JUNE 30, 1999


The following unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and the six months ended June 30, 1999 give effect to (i) the acquisition on May 17, 1999 of all the outstanding stock of Colonial Full Service Car Wash, Inc. ("Colonial") by Mace Security International, Inc. (the "Registrant" or "Mace") for total consideration paid by Mace of approximately $15.1 million; (ii) the acquisition of substantially all of the assets of Genie Car Wash, Inc. of Austin, Genie Car Care Center, Inc., and Genie Car Service Center, Inc. (collectively, "Genie") from Genie and Cornett Limited Partnership (collectively with Genie, the "Sellers") for total consideration of approximately $11,750,000; (iii) the acquisition of the stock of American Wash Services, Inc. ("AWS") from Louis D. Paolino, Jr. and Red Mountain Holdings, Ltd. for total consideration of approximately $8,153,000; (iv) the acquisition of substantially all of the assets of Stephen Bulboff and Stephen B. Properties, Inc. ("Bulboff") for total consideration of approximately $3,744,000; and (v) the acquisition of the stock of Innovative Control Systems, Inc. ("ICS") for total consideration of approximately $5 million. The ICS business combination was accounted for using the pooling of interests method, and as a result, no material pro forma adjustments were deemed necessary to reflect the results of operations on a consolidated basis for this business combination.

The following unaudited pro forma consolidated statement of operations for the year ended December 31, 1998 and the six months ended June 30, 1999 gives effect to the aforementioned transactions as if the transactions had occurred on January 1, 1998. The following unaudited pro forma financial data may not be indicative of what the results of operations or financial position of Mace Security International, Inc. would have been, had the transactions to which such data gives effect had been completed on the date assumed, nor are such data necessarily indicative of the results of operations or financial position of Mace Security International, Inc. that may exist in the future. The following unaudited pro forma information should be read in conjunction with the notes thereto, the other pro forma financial statements and notes thereto, and the consolidated financial statements and notes of Mace Security International, Inc. as of December 31, 1998 and for each of the three years in the period then ended and the historical financial statements of ICS appearing elsewhere in this filing.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      For the Year Ended December 31, 1998

            (Dollars in thousands, except shares and per share data)



                                                                Colonial Full                  American       Stephen Bulboff
                                           Mace Security         Service Car       Genie         Wash          and Stephen B.
                                        International, Inc.       Wash, Inc.      Car Wash   Services, Inc.   Properties, Inc.
                                        -------------------     -------------     --------   --------------  -----------------
Net sales                                  $    2,404          $     10,697         $6,553        $ 645            $1,288
Cost of sales                                   1,230                 9,248          4,708          453               603



Selling, general and administrative             1,719                   955          1,914          126               297
                                           ----------          ------------         ------        -----            ------

     Operating (loss) income                     (545)                  494            (69)          66               388

Other income (expense):
  Interest income                                 137                    --              5           --                --
  Interest expense, net                           (95)                 (528)            --           --              (211)
  Other income                                    221                    53              6          --                 --
                                           ----------          ------------         ------        -----            ------
(Loss) income from operations before
  income tax expense                             (282)                   19            (58)          66               177
Income tax expense                                 (4)                  (19)            --          (16)               --
                                           ----------          ------------         ------        -----            ------
Net (loss) income                          $     (286)          $        --         $  (58)       $  50            $  177
                                           ==========          ============         ======        =====            ======
Net (loss) income per common share:        $    (0.04)
                                           ==========
Weighted average number of
  common shares outstanding                 6,987,127
                                           ==========



                                                  Innovative
                                                   Control          Pro Forma        Pro Forma
                                                 Systems, Inc.      Adjustments     Consolidated
                                                 -------------      -----------     ------------
Net sales                                          $ 2,029          $     --       $    23,616
Cost of sales                                        1,206              (297)(1)        17,139
                                                                          79 (2)
                                                                         (32)(7)
                                                                         (59)(8)
Selling, general and administrative                    944              (569)(4)         5,026
                                                                        (360)(5)
                                                   -------          --------       -----------

     Operating (loss) income                          (121)            1,238             1,451

Other income (expense):
  Interest income                                       --                --               142
  Interest expense, net                                (30)             (380)(6)        (1,244)
  Other income                                                                             280
                                                   -------          --------       -----------
(Loss) income from operations before
  income tax expense                                  (151)              858               629
Income tax expense                                      --                --               (39)
                                                   -------          --------       -----------
Net (loss) income                                  $  (151)         $    858       $       590
                                                   =======          ========       ===========
Net (loss) income per common share:                                                $      0.05
                                                                                   ===========
Weighted average number of
  common shares outstanding                                                         11,063,543(3)
                                                                                    ==========

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     For the Six Months Ended June 30, 1999
            (Dollars in thousands, except shares and per share data)

                                                               Colonial Full
                                                Mace Security   Service Car     Genie
                                             International Inc.  Wash, Inc.   Car Wash
                                             ------------------  ----------   --------

Net sales                                            $    4,087    $  4,050    $ 2,748



Cost of sales                                             2,516       3,239      2,004
Selling, general and administrative                       1,569         741        870

Restructuring and change in control charges               1,519        --         --
                                                     ----------    --------    -------
            Operating (loss) income                      (1,517)         70       (126)
Other income (expense):
      Interest expense, net                                 (27)       (191)         1
      Other income (expense)                                (16)         23          5
                                                     ----------    --------    -------
(Loss) income
      before income tax expense                          (1,560)        (98)      (120)
Income tax expense (benefit)                               (350)         --       --
                                                     ----------    --------    -------
Net (loss) income                                    $   (1,210)   $    (98)   $  (120)
                                                     ==========    ========    =======

Net loss  per common share                           $    (0.16)
                                                     ==========
Weighted average number of
      common shares outstanding                      $7,454,292
                                                     ==========





                                              American
                                                Wash   Stephen Bulboff     Innovative
                                              Service   and Stephen B.      Control      Pro Forma       Pro Forma
                                                Inc.   Properties, Inc.  Systems, Inc.  Adjustments    Consolidated
                                              -------  ----------------  ------------- ------------    ------------

Net sales                                     $1,143   $         799      $    1,613   $  --         $     14,440
                                                                                          (119)(1)
                                                                                            48
                                                                                           (62)(7)
Cost of sales                                    713             409             970       (31)(8)          9,687
Selling, general and administrative              430             217             521      (232)(4)          3,921
                                                                                          (195)(5)
Restructuring and change in control charges     --              --                --                        1,519
                                              ------   -------------    ------------   -------       ------------
            Operating (loss) income             --               173             122       591               (687)
Other income (expense):
      Interest expense, net                     --              (157)            (21)     (144)(6)           (539)
      Other income (expense)                    --              --               (13)     --                   (1)
                                              ------   -------------    ------------   -------       ------------
(Loss) income
      before income tax expense                 --                16              88       447             (1,227)
Income tax expense (benefit)                    --              --                --      --                 (350)
                                              ------   -------------    ------------   -------       ------------
Net (loss) income                               --     $          16    $         88   $   447       $       (877)
                                              ======   =============    ============   =======       ============
Net loss  per common share
                                                                                                     $      (0.08)
Weighted average number of
      common shares outstanding                                                                      $ 10,496,172(3)
                                                                                                     ============

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS

THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1998 HAS BEEN ADJUSTED TO REFLECT THE FOLLOWING:

(1) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Colonial had been completed on January 1, 1998, net of historical depreciation and amortization expense of Colonial.

(2) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Genie had been completed on January 1, 1998, net of historical depreciation and amortization expense of Genie.

(3) For purpose of determining pro forma earnings per share, the issuance of 1,251,000, 533,333, 628,362, 1,060,000 and 603,721 shares, respectively, of unregistered shares of common stock to affect the acquisition of Colonial, Genie, AWS, Bulboff and ICS were assumed to be outstanding from January 1, 1998 by Mace.

(4) To eliminate intercompany administrative charges of $569,000 related directly to cost sharing arrangements provided by Genie's prior parent, which were terminated as a result of the purchase transaction. Such administrative services were absorbed by excess capacity of the Company and the Company has not hired additional employees to perform these administrative services.

(5) To reflect the elimination of intercompany rental expense of $360,000 from Genie's prior parent terminated as a result of the purchase transaction.

(6) To record additional interest expense of $380,000 resulting from a $4.75 million promissory note issued to Genie's prior parent to consummate the acquisition of Genie.

(7) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of AWS had been completed on January 1, 1998, net of historical depreciation and amortization expense of AWS.

(8) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Bulboff had been completed on January 1, 1998, net of historical depreciation and amortization expense of Bulboff.

THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1999 HAS BEEN ADJUSTED TO REFLECT THE FOLLOWING:


(1) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Colonial had been completed on January 1, 1999, net of historical depreciation and amortization expense of Colonial.

(2) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Genie had been completed on January 1, 1999, net of historical depreciation and amortization expense of Colonial.

(3) For purpose of determining pro forma earnings per share, the weighted effect of the issuance of 1,251,000, 533,333, 628,362, 1,060,000 and
     603,721 shares, respectively, of unregistered shares of common stock to affect the acquisition of Colonial, Genie, AWS, Bulboff and ICS were assumed to be outstanding from January 1, 1999 by Mace.

(4) To eliminate intercompany administrative charges of $232,000 related directly to cost sharing arrangements provided by Genie's prior parent, which were terminated as a result of the purchase transaction. Such administrative services were absorbed by excess capacity of the Company and the Company has not hired additional employees to perform these administrative services.

(5) To reflect the elimination of intercompany rental expense of $195,000 from Genie's prior parent terminated as a result of the purchase transaction.

(6) To record additional interest expense of $144,000 resulting from a $4.75 million promissory note issued to Genie's prior parent to consummate the acquisition of Genie.

(7) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of AWS had been completed on January 1, 1999, net of historical depreciation and amortization expense of AWS.

(8) To adjust depreciation and amortization expense for the change in the basis of property and equipment and intangible assets as if the purchase of Bulboff had been completed on January 1, 1999, net of historical depreciation and amortization expense of Bulboff.

                                          UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                                        As of June 30, 1999
                                                      (Dollars in thousands)
                                                                                        American            Stephen Bulboff
                                                           Mace Security                  Wash                and Stephen B.
                                                        International, Inc.          Services, Inc.         Properties, Inc.
                                                        --------------------       --------------------   --------------------
ASSETS
Current assets:
                Cash and cash equivalents                $       6,061              $          70          $          48

                Accounts receivable, net                         1,099                          2                     --
                Inventories                                      1,790                         36                     15
                Deferred income taxes                              714                         --                     --
                Prepaid expenses and other                         811                        113                    104
                                                        --------------------       --------------------   --------------------
                    Total current assets                        10,475                        221                    167

                Net assets of discontinued operations              245                         --                     --
                Property and equipment, net                     21,247                      3,888                  1,132

                Intangibles, net                                 5,457                         --                     --
                Other assets                                     1,770                      1,424                     --
                                                        --------------------       --------------------   --------------------
                    Total assets                         $      39,194              $       5,533          $       1,299
                                                         ===================        ===================    ===================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
                Accounts payable                         $       1,243              $         376          $          60
                Accrued expenses                                 2,325                        129                     11
                Current portion of long term debt               10,066                        161                  2,140
                                                        --------------------       --------------------   --------------------
                Total current liabilities                       13,634                        666                  2,211

Deferred income taxes                                            1,412                         16                     --
Long term debt, less current portion                               939                         --                     --
Other long term liabilities                                                                    --                     --
                                                        --------------------       --------------------   --------------------
                    Total liabilities                           15,985                        682                  2,211

Commitments and contingencies

Stockholders' equity:
                    Common stock                                    96                         --                     12


                Additional paid-in capital                      28,549                      4,800                     --


                Treasury stock                                     (52)                         --                    --
                (Accumulated deficit) retained earnings         (5,384)                        51                   (924)

                                                        --------------------       --------------------   --------------------

                    Total stockholders' equity                  23,209                      4,851                   (912)
                                                        --------------------       --------------------    --------------------

                    Total liabilities and
                             stockholders' equity        $      39,194              $       5,533          $       1,299
                                                        ====================       ====================    ====================




                                                            Innovative
                                                              Control                   Pro Forma              Pro Forma
                                                           Systems, Inc.               Adjustments            Consolidated
                                                        --------------------       --------------------    --------------------
ASSETS
Current assets:
                Cash and cash equivalents                $          33              $      (4,688)(1)      $       1,524

                Accounts receivable, net                           281                                             1,382
                Inventories                                        401                                             2,242
                Deferred income taxes                               --                                               714
                Prepaid expenses and other                          69                                             1,097
                                                        --------------------       --------------------    --------------------
                    Total current assets                           784                     (4,688)                 6,959

                Net assets of discontinued operations               --                      2,312 (1)                245
                Property and equipment, net                         81                      2,527 (2)             31,187

                Intangibles, net                                   126                        991 (1)              6,574
                Other assets                                        --                         --                  3,194
                                                        --------------------       --------------------    --------------------
                    Total assets                         $         991              $       1,142          $      48,159
                                                        ====================       ====================    ====================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
                Accounts payable                         $         326              $          --          $       2,005
                Accrued expenses                                   401                         --                  2,866
                Current portion of long term debt                  732                       (240)(2)             12,859
                                                        --------------------       --------------------    --------------------
                Total current liabilities                        1,459                       (240)                17,730

Deferred income taxes                                               --                                             1,428
Long term debt, less current portion                                27                                               966
Other long term liabilities                                         --                      2,114 (1)              2,114
                                                        --------------------       --------------------    --------------------
                    Total liabilities                            1,486                      2,114                 22,238

Commitments and contingencies

Stockholders' equity:                                               --                             6(1)              113
                    Common stock                                                                  (1)(2)

                Additional paid-in capital                         770                     (3,454)(1)             32,509
                                                                                            1,844 (2)

                Treasury stock                                      --                         --                    (52)
                (Accumulated deficit) retained earnings         (1,265)                       (51)(1)             (6,649)
                                                                                              924 (2)
                                                        --------------------       --------------------    --------------------
                    Total stockholders' equity                    (495)                      (732)                25,921
                                                        --------------------       --------------------    --------------------

                    Total liabilities and
                             stockholders' equity        $         991              $       1,142          $      48,159
                                                        ====================       ====================    ====================

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET ADJUSTMENTS

The unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1999 has been adjusted to reflect the following:

(1) On March 26, 1999, the Company entered into a merger agreement for the pending acquisitions of all the outstanding stock of American Wash Services, Inc. for total cash consideration to be paid by Mace Security International, Inc. of $4,688,000 and the issuance of 628,362 unregistered shares of Mace common stock. Additionally, Mace will issue to certain of new management assignable warrants to purchase 1,570,000 shares of common stock at a purchase price of $1.375 per share and warrants to purchase an additional 250,000 shares of common stock at a purchase price of $2.50 per share. The terms of the warrants are more fully described in the Merger Agreement. The acquisition is anticipated to be accounted for under the purchase method. Pursuant to the terms of the merger agreement, all property, equipment, other assets and working capital will be acquired and all liabilities will be assumed. The allocation of the purchase price is preliminary. The actual allocation will be based on management's final evaluation of such assets and liabilities. The excess of the purchase price over the historic cost of net assets was allocated to goodwill; however, this excess may ultimately be allocated to other specific tangible and intangible assets. The final allocation of the purchase price and the resulting effect on operations may differ significantly from the pro forma amounts included herein. The preliminary allocation of the purchase price is as follows:

Property and equipment.................................................       $7,191,000
Current assets acquired................................................          221,000
Other assets acquired..................................................        1,424,000
Other liabilities......................................................         (682,000)
                                                                              ----------
                                                                              $8,154,000
                                                                              ==========

(2) On July 1, 1999, the Company, through a wholly owned subsidiary, acquired all of the car wash related assets of Stephen Bulboff and Stephen B. Properties, Inc. ("Bulboff") pursuant to the terms of a Real Estate and Asset Purchase Agreement dated March 8, 1999 for an aggregate purchase price of 1,060,000 unregistered shares of the Company's common stock, par value $.01 per share plus cash of $1,900,000 from working capital.
     Pursuant to the terms and conditions of the Agreement, the Registrant purchased all of the assets of the Sellers used in the business of operating 10 full service car washes in Pennsylvania, Delaware and New Jersey. The acquisition is anticipated to be accounted for using the "purchase" method of accounting. The allocation of the purchase price is preliminary. The actual allocation will be based on management's final evaluation of such assets and liabilities. The excess of the purchase price over the historic cost of net assets was allocated to goodwill; however, this excess may ultimately be allocated to other specific tangible and intangible assets. The final allocation of the purchase price and the resulting effect on operations may differ significantly from the pro forma amounts included herein. The preliminary allocation of the purchase price is as follows:


Property and equipment..................................................................     $3,659,000
Current assets acquired.................................................................        167,000
Other liabilities.......................................................................        (82,000)
                                                                                             ----------
                                                                                             $3,744,000
                                                                                             ==========

                       INNOVATIVE CONTROL SYSTEMS, INC.
                       --------------------------------

                             FINANCIAL STATEMENTS
                             --------------------

                          DECEMBER 31, 1998 AND 1997
                          --------------------------

                       INNOVATIVE CONTROL SYSTEMS, INC.

                             FINANCIAL STATEMENTS

                    YEARS ENDED DECEMBER 31, 1998 AND 1997

                               TABLE OF CONTENTS
                               -----------------


                                                        PAGE NO.
                                                        --------

INDEPENDENT AUDITORS' REPORT                              1

AUDITED FINANCIAL STATEMENTS:
-----------------------------

    BALANCE SHEETS                                        2

    STATEMENTS OF OPERATIONS AND RETAINED EARNINGS        3

    STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY         4

    STATEMENTS OF CASH FLOWS                              5

    NOTES TO FINANCIAL STATEMENTS                       6 - 9

                           [LETTERHEAD APPEARS HERE]



                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------



To The Board of Directors
Innovative Control Systems, Inc.
112 Meyer Road
Nazareth, Pennsylvania  18064

We have audited the accompanying Balance Sheets of Innovative Control Systems, Inc. as of December 31, 1998 and December 31, 1997, and the Statement of Operations, Retained Earnings, Changes in Stockholders' Equity and Cash Flows for the calendar years then ended. These Financial Statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these Financial Statements based on our audit.

We conducted our audit in accordance with Generally Accepted Auditing Standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Innovative Control Systems, Inc. as of December 31, 1998 and 1997 and the results of its operations and cash flows for the periods then ended in conformity with generally accepted accounting principles.



                                         /s/ DANIEL P. IRWIN AND ASSOCIATES P.C.


Strafford-Wayne, Pennsylvania
September 18, 1999

                       INNOVATIVE CONTROL SYSTEMS, INC.
                       --------------------------------
                                 BALANCE SHEET
                                 -------------
                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                ----------------------------------------------
                                    ASSETS
                                    ------

                                                                    DECEMBER 31,
                                                              1998               1997
                                                              -----------------------
Current Assets:
---------------
 Cash                                                         $  39,396      $   4,711
 Accounts Receivable - Trade LESS
  Allowance of $58,709 and $48,601                              210,244         76,339
 Inventory                                                      159,946        141,368
                                                              ---------       --------
  TOTAL CURRENT ASSETS                                          409,586        222,418
                                                              ---------       --------
Property and Equipment:
-----------------------
 Property and Equipment                                          98,211         76,267
 LESS:  Accumulated Depreciation                                (29,416)       (20,961)
                                                              ---------       --------
   NET PROPERTY AND EQUIPMENT                                    68,795         55,306
                                                              ---------       --------
Other Assets:
-------------
 Research and Development Cost, Net                             108,571         86,607
                                                              ---------       --------
   TOTAL ASSETS                                               $ 586,952      $ 364,331
                                                              =========       ========

               LIABILITIES AND STOCKHOLDERS' EQUITY
               -------------------------------------

Current Liabilities:
--------------------
 Accounts Payable                                               282,912        179,600
 Note Payable - Bank                                            150,000         90,000
 Accrued Expenses                                                78,187        113,542
 Customer Deposits                                              104,153         12,540
 Deferred Revenue                                                28,875         15,676
 Grant Payable                                                  246,920        246,920
 Current Portion Long-Term Debt                                  22,460         15,729
 Note Payable - Shareholder                                       8,063         11,672
 Notes Payable - Other                                          214,500         76,500
                                                             ----------    -----------
   TOTAL CURRENT LIABILITIES                                  1,136,070        762,179
                                                             ----------    -----------

Long-Term Debt, LESS Current Maturities                          33,667         35,172
                                                             ----------    -----------
   TOTAL LIABILITIES                                          1,169,737        797,351
                                                             ----------    -----------
Stockholders' Equity:
---------------------
 Common Stock - $.01 Par Value; 1000 Shares,
  Authorized 118 and 1000 Shares Issued and
   Outstanding                                                        1              1
Additional Paid-In-Capital                                      769,764        768,594
 Retained Earnings (Deficit)                                 (1,352,550)    (1,201,615)
                                                             ----------    -----------
   TOTAL STOCKHOLDERS' EQUITY                                  (582,785)      (433,020)
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $  586,952    $   364,331
                                                             ==========    ===========

SEE NOTES TO FINANCIAL STATEMENTS.

                       INNOVATIVE CONTROL SYSTEMS, INC.
                       --------------------------------
                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                 ---------------------------------------------
                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
            ------------------------------------------------------


                                                                         DECEMBER 31,
                                                              1998                      1997
                                                              ------------------------------

Sales                                                          $2,029,884         $  895,252

Cost of Goods Sold                                              1,206,044            533,994

Selling, General and Administrative Expenses                      944,390            762,433
                                                              -----------        -----------
     (LOSS) From Operations                                      (120,550)          (401,175)

Other Income (Expense):
-----------------------

  Other Income                                                     NONE               83,602

  Interest Expense                                                (30,385)           (15,628)
                                                              -----------        -----------
  NET LOSS                                                    $  (150,935)       $  (333,201)

Retained Earnings - Beginning of Period (Deficit)             $(1,201,615)       $  (868,414)
                                                              -----------        -----------
Retained Earnings - End of Period (Deficit)                   $(1,352,550)       $(1,201,615)
                                                              ===========        ===========

SEE NOTES TO FINANCIAL STATEMENTS.

                       INNOVATIVE CONTROL SYSTEMS, INC.
                       --------------------------------
                 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                 --------------------------------------------
                          DECEMBER 31, 1998 AND 1997
                          --------------------------

                                                 ADDITIONAL
                                COMMON            PAID-IN               RETAINED
                                STOCK             CAPITAL               EARNINGS
                                ------------------------------------------------

BALANCE AT JANUARY 1,
    1997                            $1           $314,106             $  (868,414)

COMMON STOCK ISSUED TO
    SATISFY DEBT OBLIGATIONS                      454,488

NET LOSS                                                                 (333,201)

BALANCE AT
    DECEMBER 31, 1997                1            768,594              (1,201,615)

COMMON STOCK ISSUED AS
 COMPENSATION                                       1,170

NET LOSS                                                                 (150,935)
                                _________________________________________________

BALANCE DECEMBER 31,
 1998                               $1          $ 769,764             $(1,352,550)
                                ==================================================

SEE NOTES TO FINANCIAL STATEMENTS.

                       INNOVATIVE CONTROL SYSTEMS, INC.
                       --------------------------------
                            STATEMENT OF CASH FLOWS
                            -----------------------
                          DECEMBER 31, 1998 AND 1997
                          --------------------------


                                                                         DECEMBER 31,
                                                              1998                      1997
                                                              ------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
-------------------------------------
 Net Loss                                                      $(150,935)         $(333,201)
  Adjustments to Reconcile Net Income (LOSS) to Net
  Cash Provided by Operating Activities:
    Depreciation                                                   8,455             11,154
    Amortization                                                  31,575             22,897
    (Increase) Decrease In:
     Accounts Receivable                                        (133,905)            35,998
     Inventory                                                   (18,578)           (24,749)
    Increase (Decrease) In:
     Accounts Payable                                            103,312             99,503
     Accrued Expenses                                            (35,355)            37,056
     Customer Deposits                                            91,613              1,448
     Deferred Revenue                                             13,199                938
                                                              -----------        -----------
   NET CASH USED BY OPERATING ACTIVITIES                         (90,619)          (148,956)
                                                              -----------        -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
-------------------------------------

 Purchase of Property, Plant, and Equipment                      (21,944)           (24,053)
 Capitalized Development Cost                                    (53,539)           (24,678)
 Common Stock                                                         (9)             NONE
 Additional Paid in Capital                                        1,179            454,495
                                                              -----------        -----------
   NET CASH PROVIDED BY INVESTING ACTIVITIES                     (74,313)           405,764
                                                              -----------        -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
-------------------------------------
 Proceeds From Short-Term Borrowings                              60,000             40,000
 Increase in Long-Term Debt                                        5,226             15,686
 Decrease in Notes Payable Shareholders                           (3,609)          (369,073)
 Increase in Grant Payable                                          NONE             93,800
 Increase in Notes Payable - Other                               138,000            (85,000)
                                                              -----------        -----------

   NET CASH PROVIDED BY FINANCING ACTIVITIES                     199,617           (304,587)
                                                              -----------        -----------
INCREASE (DECREASE) IN CASH EQUIVALENTS:
----------------------------------------
 Cash and Cash Equivalents:
 -------------------------
 Beginning                                                         4,711             52,490
                                                              -----------        -----------
 Ending                                                       $   39,396          $   4,711
                                                              ===========        ===========

SEE NOTES TO FINANCIAL STATEMENTS.

                       INNOVATIVE CONTROL SYSTEMS, INC.
                       --------------------------------
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
                          DECEMBER 31, 1998 AND 1997
                          --------------------------


NOTE 1  NATURE OF BUSINESS:
        -------------------

        Innovative Control Systems, Inc., the "Company" (a Pennsylvania Corporation) develops and manufactures products for the management and control of the car care industry. Its primary product, a software package called "Tunnel Master", provides car wash equipment control, point of sale and management information. ICS also distributes products for management and control of auto lube operations and a product called "Vision Master" which allows a user to access cameras and view operations remotely using a personal computer. ICS has a strong emphasis on continued product development and improvement using the latest technology as well as responding to customer needs.

NOTE 2  SIGNIFICANT ACCOUNTING POLICIES:
        -------------------------------

        Cash and Cash Equivalents:
        --------------------------

        For the purposes of the Statement of Cash Flows, the Company considers all highly liquid debt instruments purchased with maturities of less then three months to be cash equivalents.

        Property and Equipment Depreciation:
        ------------------------------------

        Property and Equipment are capitalized and stated at cost. Depreciation is computed using the straight-line basis over the estimated service lives of the respective classes of property.

        Allowance For Uncollectible Accounts:
        -------------------------------------

        The Company uses the Allowance Method to account for uncollectible accounts receivable. The Allowance for doubtful accounts is based on management's analysis of possible bad debts. Bad debt recoveries are charged against the allowance account as realized.

        Intangible Assets:
        ------------------

        Intangible Assets consist of the cost of research and development for new products. The cost are being amortized over three (3) to five (5) years on a straight-line basis which reflects management's estimated marketability of the developed product.

        Use of Estimates:
        -----------------

        The preparation of Financial Statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities, income and expenses and disclosure of contingencies. Actual results could differ from those results.

                       INNOVATIVE CONTROL SYSTEMS, INC.
                       --------------------------------
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
                          DECEMBER 31, 1998 AND 1997
                          --------------------------


NOTE 2  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
        -------------------------------

        Revenue Recognition:
        -------------------

        The Company recognizes revenue when goods are shipped or services are rendered. For custom ordered goods, revenue is recognized when the custom goods are shipped or ready for shipping.

        Revenues related to telephone support provided with new unit sales, are deferred and recognized as income over the life of the support contract, generally a twelve month period.

        Capitalized Development Costs:
        -----------------------------

        The Company accounts for costs of its computer software to be sold or otherwise marketed in accordance with FAS #86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed". Costs incurred to establish the technological feasibility of a computer software product to be sold by the Company are charged to expense when incurred. When technical feasibility is established, costs are capitalized until the product is commercialized. When the product is commercialized, capitalized development costs are amortized over the useful life of the product ranging from three to five years.

        Inventory:
        ---------

        Inventory is stated at the lower of cost of market. Cost is determined by using the average cost method.

        "S" Corporation:
        ---------------

        The Company and its Stockholders have elected to be taxed as an "S" Corporation for both Federal and State income tax purposes. Generally, under this election, any Federal and State taxable income of the Company is included in the personal income tax returns of the stockholders. Consequently, no provision for Federal and State income taxes has been recorded in the accompanying financial statements.

NOTE 3  PROPERTY AND EQUIPMENT:
        -----------------------

        Property and equipment at December 31, 1998 and 1997 is summarized as follows:

                                               DECEMBER 31,
                                             1998        1997
                                          ---------  ----------
        Equipment                           35,895      35,318
        Office Improvements                 20,619      20,619
        Automobiles                         40,428      19,061
        Office Equipment                     1,269       1,269
                                          --------    --------
                                            98,211      76,267
        LESS: Accumulated Depreciation     (29,416)    (20,961)
        ----                              --------    --------
        NET PROPERTY AND EQUIPMENT          68,795      55,306
                                          ========    ========

        Depreciation was $8,455.00 and $11,154.00 for the year ended December 31, 1998 and 1997 respectively.

                        INNOVATIVE CONTROL SYSTEMS, INC.
                        --------------------------------
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
                           DECEMBER 31, 1998 AND 1997
                           --------------------------



NOTE 4  INTANGIBLE ASSETS:
        ------------------

        A Summary of Intangible Assets and Accumulated Amortization at December 31, 1998 and 1997 is as follows:

                                                       1998           1997
                                                       -------------------
        Research and Development Costs                 163,043     109,504
        LESS:  Accumulated Amortization                (54,472)    (22,897)
        ----                                           -------------------
        NET RESEARCH AND DEVELOPMENT COSTS             108,571      86,607
                                                       ========    =======
        Amortization was $31,575.00 and $22,897.00 for the year ended December 31, 1998 and 1997.

NOTE 5  NOTE PAYABLE - BANK:
        -------------------

        The Company has bank borrowing in the form of a demand note with interest payable, on a monthly basis at an annual rate of prime plus one percent. This demand note is secured by the Company's accounts receivable, inventory and fixed assets.

NOTE 6    LONG-TERM DEBT:
          --------------

        Long-term debt consisted of the following:

                                                          DECEMBER 31,
                                                     1998             1997
                                                     ---------------------
         Sovereign Bank -  Installment Loan
          Secured by Accounts Receivable
          Inventory, Equipment and General
          Intangibles. Interest Payable at
          Prime plus one percent per annum.          23,348          35,564

         PNC Bank -  Installment Loan Secured
          By Automobile. Interest payable at
          8.9% per annum.                            11,824          15,337

         Ford Credit Corporation - Installment
          Loan secured by Automobile. Interest
          At 3.9% per annum.                         20,955           NONE
                                                     ------          ------
                                                     56,127          50,901
         LESS:  Current Portion                      22,460          15,729
         ----                                        ------          ------
                                                     33,667          35,172
                                                     ======          ======

        Principal repayments on Long-Term Debt are as follows: 1999:
        $22,460.00; 2000: $19,229.00; 2001: $9,250.00 and 2002: $5,188.00.

        Interest paid on all indebtedness was $30,385.00 and $15,628.00 for the year ended December 31, 1998 and 1997, respectively.

                       INNOVATIVE CONTROL SYSTEMS, INC.
                       --------------------------------
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
                          DECEMBER 31, 1998 AND 1997
                          --------------------------


NOTE 7  NOTES PAYABLE OTHER:
        --------------------

        The Company has the following additional short-term borrowings.

        Interest only note payable to a related party in the amount of $100,000.00 as of December 31, 1998, with interest payable monthly at prime plus 1/2%. The full principal balance is due on or before December 1, 1999.

        Interest only demand note payable to a related party in the amount of $40,000.00 as of December 31, 1997 and 1998. The note calls for monthly interest payments calculated at an annual interest rate of 7%.

        Non-interest bearing demand note to a related party in the amount of $36,500.00 and $74,500.00 as of December 31, 1997 and 1998,
        respectively.


NOTE 8  GRANT PAYABLE:
        -------------

        The Company has received grants from the Ben Franklin Technology Center
        (BFTC). The grants were provided to assist the Company in developing its products and to create and maintain jobs in Pennsylvania. The grants are repaid when the products for which the grants are provided are commercialized and the repayments are based on either a royalty of the sales of the commercialized products or as a lump sum. The liabilities of $246,920.00 as of December 31, 1997 and 1998 represent the total amount of grants received by the Company.

NOTE 9  STOCKHOLDERS' EQUITY:
        ---------------------

        In January 1998, the Company completed a one for ten reverse stock split. Number of shares have been restated for all periods presented.

NOTE 10 SUBSEQUENT EVENTS:
        -----------------


        CORPORATE OWNERSHIP:
        --------------------

        On June 1, 1999, Innovative Control Systems, Inc. entered into an agreement with Mace Security International, Inc., to exchange Common Stock which resulted in Innovative Control Systems, Inc. becoming a wholly owned subsidiary of Mace Security International, Inc., upon closing on July 9, 1999.

                        Innovative Control Systems, Inc.

                                 Balance Sheet

                                 June 30, 1999
                                  (Unaudited)




Assets
   Current assets:
      Cash                                                          $    32,798
      Accounts receivable, net of allowance of $68,709                  281,440
      Inventory                                                         401,443
      Other current assets                                               69,354
                                                                    -----------
   Total current assets                                                 785,035

   Property, plant, and equipment, net                                   80,209


   Other assets                                                         126,062
                                                                    -----------
   Total assets                                                     $   991,306
                                                                    ===========


Liabilities and Stockholders' Equity
   Current liabilities:
      Accounts payable                                              $   326,079
      Accrued interest                                                  181,668
      Stockholders' Loan                                                  5,248
      Deferred revenue and other                                        213,903
      Grant payable                                                     246,920
      Current portion long-term debt                                    485,309
                                                                    -----------
   Total current liabilities                                          1,459,127

   Long-term debt, net of current portion                                26,572

   Stockholders' equity
      Common stock                                                            1
      Additional paid-in capital                                        769,764
      Retained earnings (deficit)                                    (1,264,158)
   Total                                                            -----------
   stockholders' equity                                                (494,393)
   Total                                                            -----------
   liabilities
   and
   stockholders' equity                                             $   991,306
                                                                    ===========


              See selected notes to unaudited financial statements.

                       Innovative Control Systems, Inc.

                            Statements of Operations


                                                             Six Months
                                                            Ended June 30
                                                       1999             1998
                                                   ----------------------------
                                                            (Unaudited)

Revenues                                           $ 1,613,204      $   528,459
Cost of revenues                                       969,553          200,398
                                                   -----------      -----------
Gross profit                                           643,651          328,061
Selling, general, and administrative
 expenses                                              521,474          339,832

                                                   -----------      -----------
Operating income (loss)                                122,177          (11,771)
Interest expense                                       (20,619)         (14,562)
Other (expense) income, net                            (13,166)              28
                                                   -----------      -----------
Net income (loss)                                  $    88,392      $   (26,305)
                                                   ===========      ===========


             See selected notes to unaudited financial statements.

                        Innovative Control Systems, Inc.

                            Statements of Cash Flows



                                                            Six Months Ended
                                                               June 30
                                                         1999           1998
                                                       ---------      ---------
                                                             (Unaudited)
Net income (loss)                                      $  88,392      $ (26,305)
Adjustments to reconcile net income
 (loss) to net cash used in operating
 activities:
  Depreciation and amortization                           21,609         19,160
  Non-cash                                                  --            1,170
  compensation
  Bad debt                                                10,000          5,470
  expense
  Accounts                                               (81,196)       (21,366)
  receivable
  Inventory                                             (241,497)      (154,631)
  Accounts payable                                        43,167        113,368
  Other, net                                              82,282        (18,851)
                                                       ---------      ---------
Net cash used in operating activities                    (77,243)       (81,985)

Investing activities
Purchase of property, plant, and equipment               (17,794)          --
                                                       ---------      ---------
Net cash used in investing activities                    (17,794)          --

Financing activities
Borrowings of long-term debt                             102,681        135,000
Repayments of long-term debt                             (14,242)       (44,721)
                                                       ---------      ---------
Net cash provided by financing activities                 88,439         90,279

Net (decrease) increase in cash                           (6,598)         8,294
Cash at beginning of period                               39,396          4,711
                                                       ---------      ---------
Cash at end of period                                  $  32,798      $  13,005
                                                       =========      =========


             See selected notes to unaudited financial statements.

                        Innovative Control Systems, Inc.

                  Statement of Changes in Stockholders' Equity

                    Six Months Ended June 30, 1999 and 1998
                                  (Unaudited)


                                                      ADDITIONAL     RETAINED
                                       COMMON          PAID-IN       EARNINGS
                                        STOCK          CAPITAL        (DEFICIT)
                                     -----------     -----------    -----------
BALANCE AT JANUARY 1, 1998           $         1     $   768,594    $(1,201,615)

Net loss                                                                (26,305)
                                     -----------     -----------    -----------

Balance at June 30, 1998             $         1     $   768,594    $(1,227,920)
                                     ===========     ===========    ===========



BALANCE AT JANUARY 1, 1999           $         1     $   768,594    $(1,352,550)

Common stock issued as
      compensation                                         1,170

Net income                                                                88,392
                                     -----------     -----------    -----------


Balance June 30, 1999                $         1     $   769,764    $(1,264,158)
                                     ===========     ===========    ===========


             See selected notes to unaudited financial statements.

                        Innovative Control Systems, Inc.
                                 June 30, 1999
                     Selected Notes to Financial Statements
                                  (Unaudited)


NOTE 1 NATURE OF BUSINESS

Innovative Control Systems, Inc. (the "Company"), a Pennsylvania Corporation, develops and manufactures products for the management and control of the car care industry. Its primary product, a software package called "Tunnel Master", provides car wash equipment control, point of sale and management information. ICS also distributes products for management and control of auto lube operations and a product called "Vision Master" which allows a user to access cameras and view operations remotely using a personal computer. ICS has a strong emphasis on continued product development and improvement using the latest technology as well as responding to customer needs.

NOTE 2 SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents
-------------------------

For the purposes of the Statement of Cash Flows, the Company considers all highly liquid debt instruments purchased with maturities of less than three months to be cash equivalents.

Property and Equipment Depreciation
-----------------------------------

Property and Equipment are capitalized and stated at cost. Depreciation is computed using the straight-line basis over the estimated service lives of the respective classes of property.

Allowance for Uncollectible Accounts
------------------------------------

The Company uses the Allowance Method to account for uncollectible accounts receivable. The Allowance for doubtful accounts is based on management's analysis of possible bad debts. Bad debt recoveries are charged against the allowance account as realized.

Intangible Assets
-----------------

Intangible Assets consist of the cost of research and development for new products. The costs are being amortized over three (3) to five (5) years on a straight-line basis which reflects management's estimated marketability of the developed product.

                        Innovative Control Systems, Inc.
                                 June 30, 1999
                     Selected Notes to Financial Statements
                                  (Unaudited)


NOTE 2  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of Financial Statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities, income and expenses and disclosure of contingencies. Actual results could differ from those results.


Revenue Recognition
-------------------

The Company recognizes revenue when goods are shipped or services are rendered. For custom ordered goods, revenue is recognized when the custom goods are shipped or ready for shipping.

Revenues related to telephone support provided with new unit sales are deferred and recognized as income over the life of the support contract, generally a twelve month period.

Capitalized Development Costs
-----------------------------

The Company accounts for costs of its computer software to be sold or otherwise marketed in accordance with FAS #86 "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed". Costs incurred to establish the technological feasibility of a computer software product to be sold by the Company are charged to expense when incurred. When technical feasibility is established, costs are capitalized until the product is commercialized. When the product is commercialized, capitalized development costs are amortized over the useful life of the product ranging from three to five years.

Inventory
---------

Inventory is stated at the lower of cost of market. Cost is determined by using the average cost method.

"S" Corporation
---------------

The Company and its Stockholders have elected to be taxed as an "S" Corporation for both Federal and State income tax purposes. Generally, under this election, any Federal and State taxable income of the Company is included in the personal income tax returns of the stockholders. Consequently, no provision for Federal and State income taxes has been recorded in the accompanying financial statements.

                        Innovative Control Systems, Inc.
                                 June 30, 1999
                     Selected Notes to Financial Statements
                                  (Unaudited)

NOTE  3  SUBSEQUENT EVENTS

Corporate Ownership
-------------------


On June 1, 1999, Innovative Control Systems, Inc. entered into an agreement with Mace Security International, Inc. to exchange Common Stock, which resulted in Innovative Control Systems, Inc. becoming a wholly owned subsidiary of Mace Security International, Inc. upon closing on July 9, 1999.

                                 EXHIBIT INDEX


Exhibit    Description
           -----------
No.
---

23.1    Consent of Daniel P. Irwin and Associates P.C.

                                       1